Exhibit 99.01

Tecogen Announces First Quarter 2018 Results
With Another Positive Quarter and Financial Resources, Tecogen is Primed for Growth

WALTHAM, Mass., May 15, 2018 - Tecogen® Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products which, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint, reported revenues of $10,175,427 for the quarter ended March 31, 2018 compared to $6,846,767 for the same period in 2017, or 48.6% growth in top line revenue. The energy production revenue from the sites of our wholly-owned subsidiary, American DG Energy, added $1,782,535 in revenue to the quarterly result. Consolidated gross profit for the first quarter of 2018 was $3,837,803 compared to $2,914,673 in the first quarter of 2017, an increase of 31.7%, or $923,130, in gross profit year over year.
Adjusted non-GAAP EBITDA(1), excluding the unrealized loss on EuroSite Power Inc.'s shares owned by American DG Energy and merger related expenses, was a positive $303,757 for the first quarter of 2018 versus $190,825 for the first quarter of 2017, an increase of $112,932, or 59.2%. (Adjusted EBITDA is defined as net income attributable to Tecogen, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on equity securities and merger related expenses. See table following the statements of operations for a reconciliation from net income to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
Depreciation and amortization jumped to $199,181 for the first quarter of 2018 from $64,281 for the same period in the prior year. The increase is related to the depreciation of American DG Energy's energy producing equipment net of the amortization of the corresponding contracts.
The Company is investing in research and development, as discussed in the "Emissions Technology" section below resulting in an increase in research and development expenses of 67.3% to $302,230.
Income from operations was $70,906 compared to $77,702 in the prior year comparable period in spite of the increased depreciation and amortization of $134,900 discussed above. Similarly, Tecogen delivered net income for the quarter of $20,759 compared to $44,787 for the first quarter 2017. The quarter's results included an unrealized loss on EuroSite Power's common stock of $19,681 (previously presented in "Other Comprehensive Loss") and non-recurring expenses totaling $9,610 related to the company's merger with American DG Energy.
Tecogen's Chief Executive Officer Benjamin Locke noted, "Coming off a full year of profitability in 2017, our first quarter results are tremendously positive as we look forward to maintaining success in 2018. With the addition of a $10 million revolving line of credit, the Company now has access to funds that will allow us to focus on growth, including our research and development efforts, expansion into new markets for our products, and give us the ability to take on larger projects."
Revenue results were driven by solid growth in product and services related revenues as well as the addition of energy production revenues provided by American DG Energy. Total services related revenues for the first quarter of 2018 grew 16.8% over the prior year period, driven primarily by installation activity, while product revenue increased by 30.9% compared to the first quarter of 2017. Chiller sales grew by 273.8%, partially offset by a 23.2% decline in cogeneration sales from the year-ago period.
Gross margin for the quarter was 37.7% compared to 42.6% in the first quarter of 2017, well within management's targeted 35-40% gross margin range.

Exhibit 99.01

On a combined basis, operating expenses increased to $3,766,897 for the first quarter 2018 from $2,836,971 in the same quarter of 2017. An increase in research and development expenses of 67.3% to $302,230, and selling expenses, which rose 50.9% to $675,118, and the consolidation of American DG Energy's core overhead accounted for the increase. The increase in selling expenses was due to an increase in marketing related activity and higher sales commissions.
Backlog of products and installations was $14.6 million as of first quarter end, and stood at $16.6 million as of May 14, 2018.
Major Highlights:
Financial

•	Consolidated gross profit for the first quarter of 2018 was $3,837,803 compared to $2,914,673 in the first quarter of 2017, an increase of 31.7%, or $923,130, in gross profit year over year.

•
On a combined basis, operating expenses rose to $3,766,897 for the first quarter of 2018 from $2,836,971 in the first quarter of 2017. The consolidation of American DG Energy's operations, an increase in research and development expenses of $121,616 and an increase in selling expenses to $675,118 from $447,452 accounted for the year-over-year increase.

•	Excluding non-recurring merger related costs and stock compensation expense, adjusted non-GAAP EBITDA(1) was $303,757 for the quarter compared to $190,825 for the first quarter of 2017.

•
Net income attributable to Tecogen for the three months ended March 31, 2018 was $20,759 compared to $44,787 for the same period in 2017. As discussed above, net income includes an unrealized loss of $19,681 due to market fluctuations in the EuroSite Power common stock owned by American DG Energy due to the implementation of a recent accounting standard change adopted by Tecogen in Q1 2018. Prior to this accounting change, unrealized gains and losses on this investment were accounted for as "other comprehensive income (loss)", falling below the net income line.

•	Net income per share was $0.00 for the three months ended March 31, 2018 and 2017.

•
On May 4, 2018, the Company and its wholly-owned subsidiaries, American DG Energy and TTcogen LLC, entered into a Credit Agreement with Webster Business Credit Corporation, providing the Company with a line of credit up to $10 million on a revolving secured basis, with availability based on certain accounts receivable and inventory balances.

•
Current assets at quarter end of $23,704,894 were more than double current liabilities of $10,965,253. Current liabilities for the three months ended March 31, 2018 included $850,000 of short-term debt due to a related party that Tecogen assumed with the acquisition of American DG Energy, and repaid in full on May 4, 2018 upon the closing of the $10 million revolving line of credit.

Sales & Operations

•
Product revenues increased 30.9% from the same period in 2017. Cogeneration sales have pulled back 23.2% after last year's surge, although they remain well above sales levels prior to InVerde's upgrade. In contrast, chiller sales increased 273.8% year over year. Increasing interest from both the indoor agriculture market and the growing recognition of the value proposition of "mechanical CHP" continue to be the key drivers.

•
Services revenues grew 16.8% year-on-year, benefiting from increasing penetration in service contracts and favorable operating metrics for the installed fleet. Continued penetration of our 'turnkey lite' offering, which includes custom value-added engineering design work as well as custom factory engineered accessories and load modules, has been a good source of services revenue growth and is expected to continue to develop as an important revenue stream.

•
Current sales backlog of equipment and installations as of Monday, May 14, 2018 was $16.6 million, driven by strong traction in the InVerde and Tecochill product lines and installation services. As of March 31, 2018

Exhibit 99.01

the backlog was $14.6 million compared to $13.6 million as of March 31, 2017, showing a sustainable backlog at this level.

•
Indoor agriculture continues to be a rapidly emerging new opportunity for growth, particularly for the Tecochill line of natural gas powered chillers. Interest for our products from new growers entering the market remains strong.

•
On March 27, 2018, Tecogen completed the purchase of the 50% interest of TTcogen LLC owned by Tedom a.s. for $72.6 thousand. The purchase provides Tecogen with full ownership of all TTcogen in-process contracts as well as the exclusive right to market, sell and distribute Tedom's T35 combined heat and power equipment within an agreed upon territory. Tecogen will continue to provide services for Tedom equipment sold by TTcogen or Tecogen.

Emissions Technology

•
Our development program with the Propane Education and Research Council (PERC) to demonstrate the viability of our emissions technology in fork trucks is nearing conclusion with highly positive results. Results have conclusively shown that the Ultera process is highly effective in improving the emissions output from the standard fork truck and shows a clear path to its certification as a “near-zero” emitting fork truck under California regulations. Executives from the manufacturer and PERC are planning to visit Tecogen on May 23 to view the prototype design and operation first hand.

•
In the area of mobile, gasoline applications of Ultera, our development work continues under company funding subcontracted to a highly-respected, independent institute that specializes in powertrain research. They are approximately midway through the funded initial phase which is focused on optimizing our catalyst formulations.

•
This month, the company has been notified by the European Patent Office of its intent to grant a patent for Tecogen’s Ultera emissions technology. This patent will give Tecogen exclusive control over the Ultera technology in markets in Europe which are markets where Tecogen hopes to commercialize the Ultera technology. This patent supplements Tecogen’s portfolio of Ultera technology patents.

Commenting on the fork truck project, Tecogen's President and Chief Operating Officer, Robert Panora, stated, "The fork truck demonstration program is ending on a very positive note. The impressive test results, while expected, are nevertheless compelling while simultaneously addressing a significant market need for all stakeholders, including propane suppliers, OEM’s, and operators who often prefer lower cost and extended operation of propane units to the electric alternative."

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the third quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen first quarter 2018 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to http://investors.tecogen.com/webcast. Following the call, the webcast will be archived for 30 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday June 14, 2018. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13679190.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient,

Exhibit 99.01

environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, and Ultera are registered trademarks or pending trademark registrations of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

John N. Hatsopoulos
P: 781-622-1120
E: John.Hatsopoulos@tecogen.com

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,202,334	$1,673,072
Accounts receivable, net	11,790,537	9,536,673
Unbilled revenue	4,745,320	3,963,133
Inventory, net	5,096,023	5,130,805
Due from related party	—	585,492
Prepaid and other current assets	870,680	771,526
Total current assets	23,704,894	21,660,701
Property, plant and equipment, net	12,048,483	12,265,711
Intangible assets, net	2,948,359	2,896,458
Goodwill	13,365,655	13,365,655
Other assets	462,870	482,551
TOTAL ASSETS	$52,530,261	$50,671,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,835,299	$5,095,285
Accrued expenses	1,705,890	1,416,976
Deferred revenue	1,509,224	1,293,638
Loan due to related party	850,000	850,000
Interest payable, related party	64,840	52,265
Total current liabilities	10,965,253	8,708,164
Long-term liabilities:
Deferred revenue, net of current portion	303,002	538,100
Unfavorable contract liability, net	7,464,950	7,729,667
Total liabilities	18,733,205	16,975,931
Commitments and contingencies (Note 9)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,807,096 and 24,766,892 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	24,807	24,767
Additional paid-in capital	56,264,398	56,176,330
Accumulated other comprehensive loss-investment securities	—	(165,317)
Accumulated deficit	(22,940,803)	(22,796,246)
Total Tecogen Inc. stockholders’ equity	33,348,402	33,239,534
Noncontrolling interest	448,654	455,611
Total stockholders’ equity	33,797,056	33,695,145
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,530,261	$50,671,076

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenues
Products	$3,673,506	$2,807,347
Services	4,719,386	4,039,420
Energy production	1,782,535	—
Total revenues	10,175,427	6,846,767
Cost of sales
Products	2,409,115	1,756,849
Services	2,782,854	2,175,245
Energy production	1,145,655	—
Total cost of sales	6,337,624	3,932,094
Gross profit	3,837,803	2,914,673
Operating expenses
General and administrative	2,789,549	2,208,905
Selling	675,118	447,452
Research and development	302,230	180,614
Total operating expenses	3,766,897	2,836,971
Income from operations	70,906	77,702
Other expense
Interest income and other expense, net	(1,072)	(1,213)
Interest expense	(13,013)	(31,702)
Unrealized loss on investment securities	(19,681)	—
Total other expense, net	(33,766)	(32,915)
Consolidated net income	37,140	44,787
Income attributable to the noncontrolling interest	(16,381)	—
Net income attributable to Tecogen Inc.	$20,759	$44,787

Net income per share - basic	$0.00	$0.00
Net income per share - diluted	$0.00	$0.00
Weighted average shares outstanding - basic	24,803,527	20,037,795
Weighted average shares outstanding - diluted	24,881,185	20,317,142

Non-GAAP financial disclosure (1)
Net income attributable to Tecogen Inc.	$20,784	$44,787
Interest & other expense, net	14,085	32,915
Depreciation & amortization, net	199,181	64,281
EBITDA	234,050	141,983
Stock based compensation	40,416	48,842
Unrealized loss on shares of EUSP	19,681	—
Merger related expenses	9,610	—
Adjusted EBITDA	$303,757	$190,825

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$37,140	$44,787
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, accretion and amortization, net	199,181	64,281
Provision (recovery) of inventory reserve	1,000	(36,000)
Stock-based compensation	40,416	48,842
Non-cash interest expense	—	203
Loss on sale of assets	4,120	2,909
Provision for losses on accounts receivable	4,600	—
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	(1,496,737)	(471,660)
Unbilled revenue	(549,647)	(77,410)
Inventory, net	33,782	(1,265,013)
Due from related party	—	(75,705)
Prepaid expenses and other current assets	(99,153)	(199,561)
Other non-current assets	19,681	(69,875)
Increase (decrease) in:
Accounts payable	855,949	644,323
Accrued expenses and other current liabilities	288,913	(224,394)
Deferred revenue	(64,122)	61,364
Interest payable, related party	12,575	—
Net cash used in operating activities	(712,302)	(1,552,909)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(145,326)	(73,330)
Proceeds from sale of assets	3,606	—
Purchases of intangible assets	(83,856)	(53,608)
Cash acquired in asset acquisition	442,786	—
Expenses associated with asset acquisition	(553)	—
Distributions to noncontrolling interest	(23,338)	—
Net cash provided by (used in) investing activities	193,319	(126,938)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	48,245	106,835
Net cash provided by financing activities	48,245	106,835
Change in cash and cash equivalents	(470,738)	(1,573,012)
Cash and cash equivalents, beginning of the period	1,673,072	3,721,765
Cash and cash equivalents, end of the period	$1,202,334	$2,148,753

Supplemental disclosures of cash flows information:
Cash paid for interest	$—	$31,150
Exchange of stock for non-controlling interest in Ilios	$—	$330,852

Exhibit 99.01

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income attributable to Tecogen Inc adjusted for interest, depreciation and amortization, stock based compensation expense, unrealized loss on investment securities and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.